Michael Racusin:    Thank you and welcome everyone to the Hartman Short Term Income Properties XX, Inc., third quarter fiscal year 2021 conference call. I am Michael Racusin, General Counsel and Corporate Secretary. We will begin in just a moment.

Before we continue, I would like to remind you that statements in this discussion, including statements made during the question and answer session, regarding the company's future financial and operating results, future distributions, merger plans, plans for expansion of the company's business, including expected financial performance of the company's properties, are forward looking statements and involve risks and uncertainties, including, but not limited to general business condition, the impact of competition, the success of operating initiatives, governmental regulations, and the availability of credit, as well as other risks and uncertainties disclosed in the company's periodic reports on forms, 10-K and 10-Q.

Also, we use certain non-GAAP financial measures, including funds from operations or FFO, which is a non-GAAP financial measure, defined by the National Association of Real Estate Investment Trusts, which is an industry group. We believe it is an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, in conjunction with net income. FFO is used by the REIT industry as a supplemental performance measure and is not equivalent to our net income or loss determined under GAAP.

I should also note that some statements in this presentation refer to the combined operations of all of the Hartman companies, of which the company is a part.

I'm joined today by the company's Chairman and CEO, Allen Hartman; Chief Financial Officer, Lou Fox; and President of Capital Markets, Keith Roddy. I will now turn over the call to Al Hartman.

Al Hartman:    Thank you, Michael. Welcome to everybody, on our third quarterly conference call. Today, we're going to cover the discussion of the markets with our three kind of properties that we own. We're going to be looking at the growth we see in occupancy, all the good news we have with occupancy and leasing, momentum, marketing activity, financial results, et cetera, et cetera. We're headed in the right direction. We'll also look at our financial results and answer pre-submitted questions. And the state of the markets is such that based upon our square footage that you can see, we've got retail about 15%, industrial 21%, and office 63%. And by breakdown, we've got NOI 50% in Houston, 10% in San Antonio, and 40% in Dallas.

And so, what's happening in the retail market is that the brick and mortar retail is bouncing back. And it looks very, very promising as one of the hardest hit sectors by the pandemic. But we're actually seeing 37% increase from the second quarter to the third quarter in retail leasing. So it's going in the right direction. The properties are very well occupied for the most part. And we own properties that are convenience centers that utilize discounters, such as Ross, dd's, Harbor Freight, Aldi, grocery stores, service businesses, et cetera.

And so, we got a healthy mix of businesses, service businesses, including restaurants, nail salons, et cetera, that cannot be easily replicated online, so we really don't have competition from online. And all these retailers are thriving. Their sales are up, and they're all thriving. With the kind of centers that we own, which are the convenience centers, we don't have that kind of competition.

Next, we go to the State of the Market in Texas. I guess I must have skipped a step here. Okay. Sorry about that. Office market. I missed a page here.

Office market, Texas office market State of the Market. Suburban properties are bouncing back faster than downtown properties, as people move to the suburbs, they seek more space. We have something called spec suites that we build that are under 2,500 feet. And they lease like gangbusters. They actually lease almost as fast as they're built. And so, we just build one after the other, and they just keep leasing.
These tenants that are leasing our properties are literally coming out of the woodwork. I mean, these people are tired of being at home. They're tired of being isolated. We've got a lot of data that shows that when you're isolated and when you're home, depression sets in, productivity declines, and you can't function basically. So the people need to be out in an office setting. And we've got a bunch of data on that. The tenants for the most part are back except for a few of the large tenants that are still not back. They're paying rent, but they're still not back in their space. But for the most part, they're about 90%. I would say they're about 90% back.
The next thing I want to talk about is the State of the Market. The state of the market is such that Texas, by the way, is as you see that first bullet point, number one state for business in the US for eight consecutive years since 1996. That's just amazing how well Texas is doing, has true tremendous affordability. Businesses are moving here. Huge large businesses are moving their headquarters here. HP, Enterprise, Tesla, Oracle, CBRE, Charles Schwab. Amazon has made Houston one of their tech hubs. The who's who of corporations are moving to Texas, and it's very good for Texas.

Hartman today, were positioned for growth because of the downturn. We're recovering very nicely from the downturn and our continued pandemic response is that we do a variety of different things just to make people feel like they're safe in their space. One thing we've done quite a bit of is this bipolar ionization technology that literally kills everything in the space, except the people. Kills all germs, viruses, bacteria, it kills everything, and it's very effective. But we continue to monitor developments of COVID-19. But the things that we're doing really, really help the tenants a lot. We keep the spaces clean and we don't have any issues with COVID in our buildings right now.

And so how we thrive in a resilient office market is that we introduced something called BIZSUITES. BIZSUITES are single office suites that they lease very rapidly. We're adding more of those as we speak. We've got about seven or eight of them in our buildings. We're adding more. And we were featured in REDNews, by the way, for the resilience. It's an issue on resiliency in Texas markets. BIZSUITES made us resilient, and the spec suites made us resilient. We're leasing more than anybody in Texas, as far as I know.

Okay. The next page is about how Texas remains a popular corporate relocation destination. There's population growth, relocation to the state that I mentioned before. U-Haul ranked Texas the second highest growth state. Ranked number one in the nation for foreign direct investments. And almost 700,000 Californians have moved to Texas since 2010. And so, things are really, really going very well. Things are going very well here in Texas.

Next we're going to talk about investing in an inflated economy. And as you know, when you have a hard asset like real estate, it's very, very good when you have inflation. Inflation generally is not good for anybody. It's always bad, but if you're going to have inflation, it's good to have hard assets. Real estate provides dynamic cash flows and income streams that increase over a period of time. And people like real estate for it provides a inflation hedge.

And so, when you look back at what happens with real estate over time, the sector does it really well with inflation. When you have inflationary times, as long as your interest rate is locked in, you're fixed on your interest rate, then you get a lot of benefits from inflation. Even though inflation is not good and it's not good for our country, we have the right asset at the right time.

The next thing I want to talk a little bit about is rent collection. And so, we've done very well with our rent collection. If you look back earlier in 2020, actually, I guess we dropped marks in April off of this list here of last year, but it showed that we were like at 70%, 75%, 80% rent collections, but now everything's normalized. We're collecting 100% of the rent. The billed rent versus the cash receipts is about the same. So we're doing exceedingly well. COVID is not holding us back whatsoever with collecting rent.
The next page we talk about occupancy. Occupancy is going exceedingly well. You can see from the chart, we were at 82% right before COVID. COVID brought us all the way down to 79%. And by January 1 of this year, we're at 79%. And we really had a challenge last year, but the good news is we've moved that number up, and we're going to end up at 84%, right at 84%, right below 84%. It's going to be very close to 84% is where we end up. We're at 83% right now, going to 84% in the next 45 days. And it's very, very good news for all the investors because I just looked at the budget this morning for next year. And according to next year, we're going to 88%. So we got very good news coming on, going from 84% to 88% for our budget for next year. So praise God for that.

Leasing volume is higher. I think October was off. I think it's a little bit of an anomaly why you see a decline square footage in total leases, but for the most part, leasing is trending up. I think what you're going to see in November is a little bit of an uptick. November and December generally slow down, but we're seeing a little bit of an uptick from October to close the year out at literally 950,000 feet of new occupied space by far exceeds any year we've ever had with the number of square footage that we've leased. So leasing is going exceedingly well.

The next one is leasing activity is the space planning. That's kind of a leading indicator of space planning and property tours. You have a prospect, you take them on a tour, and when they're interested, then you do a space plan. You can see both those things are going very well. Property tours are up and continue to go up. I don't know, it looks like they're going to just continue to skyrocket. It's just very, very good leading indicator.

The next page is total leasing leads. That is off again. I think that October's off a little bit, but I'm not concerned about that. I believe that that's going to recover. It's going to rebound very nicely in November and December. So everything is going exceedingly well.

The next slide I'm going to talk about are the financial results and forecast. And so, if you look at this page, you're going to see this year broken down by quarters, one, two, three quarter. And then you have the year-to-date. And then you have last year's third quarter and last year's year-to-date. So you can pair apples and apples.

The revenue is trending. The revenue's doing well. It looks like the revenue has actually dropped a little bit from the first quarter to second to third quarter. Third quarter's up. So what you're looking at there is a lagging indicator. What happens with occupancy is people don't pay rent from day number one. What happens is that they pay rent in the second month, the third month, sometimes it's the sixth month before they start paying rent. Sometimes you have to do build out, takes two or three months to do the build out. They get two or three months free rent. It might be six to eight months before they start paying rent.
So even though occupancy is skyrocketing, this revenue is just turned the corner. From what I can tell, it looks like we're up from 22 to 23. It's just turned the corner. We expect some very good things from the revenue going forward. Expenses are relatively stable. And so, then we end up with an NOI that's a little bit down for the quarter, but FFO is a little bit down because our FFO payout ratio has been exceedingly low. It was very low at the start of the year.

One reason is because we dropped distributions. That 86 is probably a little bit of an anomaly. The 122 is what happened last year before we dropped distributions. And so, that's a little bit of an anomaly. But the 59 and 53 is kind of a stabilized, more stabilized. That's a more accurate representation. And we plan to increase distributions going forward also.
One of the reasons why we have not been able to increase distributions more is because as you know, REITs are required to distribute 95% of what they earn. But in addition to that, we've had tremendous demand for build out for these spec suites I keep talking about that lease like gangbusters. And so, because we've had an extra $5.2 million, if you look at the total 2021 column and you look down at the bottom, the variance, $5.2 million more than what we budgeted for build out, that's good news and bad news.

Bad news is, costs us a lot of money. We're not able to increase the distributions as much as we like. The good news is that we leased a lot of property and put a lot of tenants in, and we'll be reaping the reward of that next year. So things are going exceedingly well, going in the right direction.
And if you look at the distributions and redemptions, what you're going to see there that first quarter we dropped because of COVID. We had to respond to COVID. We held on as long as we could, but because the occupancy dropped, we had to drop distributions. You can see the first column is prior to 2020, basically in 2020. First quarter of 2021, we dropped. And then we went up in the second quarter, went up in the third quarter. And the fourth quarter, we plan to hit that fourth quarter distribution starting in January.

We plan to go up again in January, and I haven't seen the budget for next year, but I'm anticipating that by the end of the year next year, we're going to be exactly where we were in the first column. You see those numbers there, 7.0%, 8.7%, 6.7%, 8.9%, and 8.9%. And I think that by the end of the year, we are working on doing a merger with [Hartman vREIT XXI, Inc.], but I believe that we're going to be able to get to those numbers next year by the end of the year. So we did have a temporary setback with COVID, but we're recovering exceedingly well.

And if you look at the next page, we've got redemption projections. Because we're paying out so much for tenant improvements, because we're paying out so much as a percentage paying out the distributions, there's not a lot left over for redemptions. However, we do have some money available for redemptions, and we're planning on distributing a $100,000 dollars per week this quarter, which equals $1.2 million.

And so, we plan to do a refinancing as a major event, as a refinancing that's coming out, and it's going to be effective in March and completed in March. And when we do the refinancing, we're going to be able to free up some capital to be able to do more redemptions. And the plan right now, I haven't seen the final model, but I believe the plan shows that we have $10 million for redemptions with the refinancing. So we're going to be able to finish all the redemptions that have been requested, which equals, it sounds like a lot, but it's really only about 2% of the equity that we have.
So thank you very much for your attention today. Thank you very much for being on the call. We are going to go to questions. We have a Q&A session now with questions. Feel free to ask any more questions that you'd like. We'd love to hear your questions. Here's some commonly asked questions.

When can I expect to get back to 7% dividend distribution? I think I answered that. It should be by the end of the year next year. I haven't seen the budget for next year. I've been looking at parts of it, but I haven't seen the whole budget completed. But as I said earlier, it looks like we're going to be going from 84% to 88% occupancy. It's going to be just be off the chart basically when we get to 88%. And so, I believe that we'll be able to get to 7% by the end of next year. But we've got our CFO sitting in here. I don't know if he's nodding his head in agreement or if he's disagreeing with me, but-

Lou Fox:    That's the plan. That is the plan.

Al Hartman:    Lou says that's the plan. Okay. Number two, are you still planning on listing your stock with the Securities Exchange? Okay. That's a really good question because we worked on that so hard. We had 80 meetings with investment bankers. We had who's who of investment bankers. We had Citibank, we had RBC, we had most of the large investment bankers, Wall Street bankers, that wanted to do a IPO with us, chomping at the bit to do an IPO so they could earn all those fees.

The problem is, is that we just couldn't get over the hurdle of having a discount of 30%. 15% of the discount came from the IPO discount, which is acceptable, but the other 15% came from the category of properties that were in. It's a sector discount, so we ended up with 30% discount. And if you don't recover, if your stock doesn't recover 30%, and your sector's out of favor, then you are what's called, you're stuck in a box. You can never get out of the box. You can never have a liquidity event. You can never do a secondary offering or a third offering because you're in a box and your stock is not climbed because you're in a sector that's unfavorable.

Now, will that change? Retail is out of favor, as you know. Office is not in favor, but will that change in the future? I am hopeful that we still can do an IPO sometime in the future. It might be five years from now. It might be 10 years from now, but we definitely want to consider that when the market is right, when the timing is right to maximize the profit for you.

It's a question here about the timeline for the merger. Why would [Hartman vREIT XXI, Inc.] investors want to merge with [Hartman Short Term Income Properties XX, Inc.]? That is another great question. Both companies are doing exceedingly well. [Hartman vREIT XXI, Inc.] is not without its challenges. We've got Oracle in one of our buildings in [Hartman vREIT XXI, Inc.], and Oracle's downsizing from five floors to two floors. That's going to put a dent in [Hartman vREIT XXI, Inc.].

So [Hartman vREIT XXI, Inc.] is not immune to challenges, but the merger will be done fairly. We've got a fairness opinion that we're in the process of engaging somebody for a fairness opinion. Same person did our fairness opinion before. And we have two separate boards that are going to work on this respectively, and we should come out with a very good conclusion for both companies. And the other reason you want it is because it allows us to be able to finance together. It allows us to be able to operate as a larger company. Great question. Thank you.

Why did Fidelity/NFS decide not to carry Hartman securities? That was a decision from Fidelity/NFS. We were not given a specific reason. We understand that this is frustrating, and we're diligently working to assist investors getting qualified accounts transferred to a new custodian. If you have a qualified account, need help with us, please feel free to contact us with any questions. We have a long list of custodians we have a longstanding relationship with, and we would be happy to get you in contact with any of them. There's a 60-day grace period that ends December 31st. We didn't like it any more than you did, but it was unfortunate that they decided who they want to do business with, I guess. We didn't make their list so we apologize for that.

Next question is what is Hartman's view of the Austin, Texas market as a potential target for commercial real estate opportunities, especially as Silicon Valley tech firms continue to move more of their operations to the city, Oracle, Apple, Tesla, et cetera? And so, we are looking at Austin all the time. Just in case anybody didn't know this, we look at 600 properties per year just to buy six properties. So we're looking at properties all the time. We buy about 1% of what we look at.

So we're looking at Austin all the time. We see properties in Austin. We make offers on properties in Austin. It's just that many times they don't fit our investment yield or investment criteria. So we are a little bit challenged with making acquisitions in Austin, although we do believe with acquisitions in Austin, although we do believe with you and agree with you that it's a great potential target for opportunities in Austin.
Okay, when will Hartman resume redemptions? Okay, we talk about that $100,000 a week is starting up right now. It's going to be in place all this quarter and next quarter, and then we'll be able to culminate all of that with the refinancing.

What's the status of the large loan? So … we exercised our option to extend for a year with the large SASB loan, extended maturity date is now October 9th, 2022. We're in the process of evaluating refinancing based upon low maturity dates and in connection with contemplated merger between with [Hartman Short Term Income Properties XX, Inc.] and [Hartman vREIT XXI, Inc.]. We have engaged JLL, they have been working on this for about three months and they're anticipating a closing in March. And so we are going to be looking at a variety of different loan opportunities, we're going to be looking at a lot of 10-year fixed rate debt, because inflation's coming up, we think interest rates are going to increase, and because of that we want to lock in the debt.

It hasn't happened so far. The 10-year treasuries, I think, are still like 1.60% or something like that, so we still have opportunity to be able to refinance at a reasonable rate. But in any event, with the current rates I think would be around 3.5% possibly for 10 year fixed rate money, but we're going to lock in a chunk of 10-year fixed rate money, the rest will be floating rate bank debt.

So those are great questions, really good questions, and we're going to open it up to more questions. There's no more questions? Okay. And so thank you very much for attending everybody, I appreciate you all being on the call with us today. Thank you very much for investing with us, thank you for your confidence in us, and I just want to just summarize this conversation by saying that in the non-traded REIT space, we have the number one track record. When you look at five year track record, our track record is number one because of our growth. We have opportunity for growth.

And I was on a call with one of our board members today, and they were talking about investing, wanting to invest, and were talking about the different opportunities in the company to invest. And he really likes the idea, the aspect of growth. Most companies do not have growth like we have growth, because we buy properties intentionally that are 60, 70, 80% occupied, and we create a lot of growth through increasing the occupancy. That's our specialty, and that's why we have the number one track record in the space.

So I want to thank all of you for investing with us, I want to thank you for your patience as we went through this challenging time with COVID, and so I'm going to get ready to close the call. Does anybody else want to say anything before I close it out? Okay, I think we covered everything, God bless you all. I appreciate each one of you. Thank you very much, and look forward to talking again very soon. Thank you. Have a happy Thanksgiving and we'll talk to you all later. Thank you.